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                                                                   EXHIBIT 10.23


                             SPLIT-DOLLAR AGREEMENT

         AGREEMENT dated as of September 12, 1991 (the "Agreement") by and among MKS Instruments, Inc., a Massachusetts corporation (the "Corporation"), John R. Bertucci of Lexington, Massachusetts (the "Employee"), and John R. Bertucci of Lexington, Massachusetts and Thomas H. Belknap of Hamilton, Massachusetts, as Trustees of the Claire R. Bertucci Insurance Trust of January 10, 1986 (the "Owner").

         WHEREAS, the Employee is employed by the Corporation; and

         WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death under a policy of life insurance insuring his life and the life of Claire R. Bertucci (the "Policy") which is described in Exhibit A hereto (and by this reference is hereby made subject to this Agreement) issued by Pacific Mutual Life Insurance Company (the "Insurer"); and

         WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee on the terms and conditions hereinafter set forth; and

         WHEREAS, the Owner is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and

         WHEREAS, the Corporation wishes to have the Policy collaterally assigned to it by the Owner in order to secure the repayment of the amounts which the Corporation will pay toward the premiums on the Policy; and

         WHEREAS, the parties hereto intend that by such collateral assignment the Corporation shall receive only the right to such repayment with the Owner retaining all other ownership rights in and to the Policy:
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         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         (1). Purchase of Policy: The Owner will, contemporaneously with the execution hereof, purchase the Policy from the Insurer in the total face amount of $5,000,000. The parties hereto agree that they will take all necessary action to cause the Insurer to issue the Policy and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

         (2). Ownership of Policy:

                  (a). The Owner shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

                  (b). It is the intention of the parties to this Agreement and to the collateral assignment referred to herein that the Owner shall retain all rights which the Policy grants to the owner thereof and that the sole right of the Corporation hereunder shall be to be repaid the amounts which it has paid toward the premiums of the Policy. Specifically, but without limitation, the Corporation shall neither have nor exercise any right as collateral assignee of the Policy which could in any way


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defeat or impair the right of the Owner to receive the cash surrender value or the death proceeds of the Policy in excess of the amount due the Corporation hereunder.

         (3). Payment of Premiums: Except as otherwise provided herein, on or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes as a result of the insurance protection provided the Owner as the beneficiary of the Policy.

         (4). Collateral Assignment: To secure the repayment to the Corporation of the amount of the premiums on the Policy paid by the Corporation under the terms of this Agreement, the Owner has, contemporaneously with the execution hereof, assigned the Policy to the Corporation as collateral, which collateral assignment specifically provides that the sole right of the Corporation thereunder is to be repaid the amounts it has paid toward the premiums on the Policy. Such repayment shall be made from the cash surrender value of the Policy (as defined therein) if this Agreement is terminated or if the Owner surrenders or cancels the Policy or from the death proceeds of the Policy, if any, if the Employee or any other insured should die while the Policy and this Agreement remain in force. In no event shall the Corporation have any right to borrow against or make withdrawals from the Policy or to surrender or cancel the Policy or to take any other action which would impair


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or defeat the rights of the Owner in and to the Policy. The collateral assignment of the Policy to the Corporation hereunder shall not be terminated, altered, or amended by the Owner while this Agreement is in effect. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

         (5). Limitations on Rights of Owner in and to Policy:

                  (a). The Owner shall take no action with respect to the Policy which would in any way compromise or jeopardize the right of the Corporation to be repaid the amounts it has paid toward the premiums on the Policy while this Agreement is in effect.

                  (b). The Owner may pledge or assign the Policy, subject to the terms and conditions of this Agreement, in order to secure a loan from the Insurer or from a third party, in an amount which shall not exceed the cash surrender value of the Policy (as defined therein) as of the date to which premiums have been paid, less the amount paid toward the premiums on the Policy by the Corporation. Interest charges on such loan shall be the responsibility of and be paid by the Owner. For any Policy year in which the Owner borrows hereunder, the Corporation shall be correspondingly relieved of its obligation to pay any amounts toward premiums for such Policy year to the extent of such borrowing.

                  (c). The Owner shall have the sole right to surrender or cancel the Policy and to receive the full cash surrender value of the Policy directly from the Insurer. Upon the surrender or cancellation of the Policy, the Corporation shall have


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         the unqualified right to receive a portion of the cash surrender value equal to the total amount of the premiums paid by the Corporation under the terms of this Agreement. Immediately upon receipt of the cash value of the Policy from the Insurer, the Owner shall pay to the Corporation the portion of such cash value to which the Corporation is entitled under the terms of this Agreement and shall retain the balance, if any. Upon such receipt and payment this Agreement shall thereupon terminate.

         (6). Collection of Death Proceeds:

                  (a). Upon the death of the second to die of the Employee and Claire R. Bertucci, the Corporation and the Owner shall cooperate to take whatever action is necessary to collect the death benefit, if any, provided under the Policy, and when such death benefit, if any, has been collected and paid as provided herein, this Agreement shall thereupon terminate.

                  (b). Upon the death of the second to die of the Employee and Claire R. Bertucci, the Corporation shall have the unqualified right to receive a portion of such death benefit, if any, equal to the total amount of the premiums paid by the Corporation under the terms of this Agreement; provided, however, that, if the Owner shall deem it to be in the best interests of the Owner as evidenced by the written consent of the Owner, the Owner may, upon the death of the first to die of the Employee and Claire R. Bertucci, repay the Corporation the total amount of the premiums paid by the Corporation under the terms of this Agreement. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the


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         Owner in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the proceeds of the Policy payable at the death of the second to die of the Employee and Claire R. Bertucci. No amount shall be paid from such death benefit to the Owner until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

                  (c). Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the second to die of the Employee and Claire R. Bertucci and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Owner shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

         (7). Termination of Agreement During Lifetime of Employee:

                  (a). This Agreement shall terminate during the lifetime of the Employee without notice upon the occurrence of any of the following events: (a) total cessation of the business of the Corporation; or (b) the bankruptcy, receivership, or dissolution of the Corporation.

                  (b). In addition, the Owner may terminate this Agreement, while no premium under the Policy is overdue, by written notice to the other parties hereto. Such termination shall be effective as of the date of such written notice.


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         (8). Disposition of Policy on Termination of Agreement During Lifetime
of Employee:

                  (a). For sixty (60) days after the date of the termination of this Agreement during the lifetime of the Employee, the Owner shall have the option of obtaining the release of the collateral assignment of the Policy to the Corporation. To obtain such release, the Owner shall repay to the Corporation the total amount of the premium payments made by the Corporation under the terms of this Agreement. Upon receipt of such amount, the Corporation shall release the collateral assignment of the Policy by the execution and delivery of an appropriate instrument of release.

                  (b). If the Owner fails to exercise such option described in Section (8)(a) above within such sixty (60) day period, then, at the request of the Corporation, the Owner shall execute any document or documents required by the Insurer to transfer the interest of the Owner in the Policy to the Corporation. Alternatively, the Corporation may enforce its right to be repaid the amount of the premiums on the Policy paid by it from the cash surrender value of the Policy under the collateral assignment of the Policy; provided, however, that, in the event the cash surrender value of the Policy exceeds the amount due the Corporation, such excess shall be paid to the Owner. Thereafter, neither the Owner nor its successors or assigns shall have any further interest in and to the Policy either under the terms thereof or under this Agreement.

         (9). Insurer Not a Party: The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary


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or beneficiaries named in the Policy, subject to the terms and conditions of the
Policy. In no event shall the Insurer be considered a party to this Agreement or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Owner and filed with the Insurer in connection herewith.

         (10). Named Fiduciary; Determination of Benefits; Claims Procedure and
Administration:

                  (a). The Corporation is hereby designated as the named fiduciary under this Agreement. The Corporation, as the named fiduciary under this Agreement, shall have authority to control and manage the operation and administration of this Agreement, and the Corporation shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

                  (b). (1) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (a "Claimant") may file a written request for such benefit with the Corporation setting forth his or her claim. The request must be addressed to the President of the Corporation at its principal place of business.


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                  (2) Claim Decision. Upon receipt of a claim, the Corporation shall advise the Claimant in writing that a reply will be forthcoming within ninety (90) days and shall deliver such reply within such ninety
         (90) day period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under Subsection (3) of this Section and for review under Subsection (4) of this Section.

                  (3) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Clerk of the Corporation review the determination of the Corporation. Such request shall be addressed to the Clerk of the Corporation at its principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Clerk of the Corporation. If the Claimant does not request a review by the Clerk of the Corporation of the


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         determination by the Corporation within such sixty (60) day period, the
         Claimant shall be barred and estopped from challenging the determination of the Corporation.

                  (4) Review of Decision. Within sixty (60) days after the Clerk's receipt of a request for review, he or she will review the determination of the Corporation. After considering all materials presented by the Claimant, the Clerk will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Clerk will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

         (11). Amendment: This Agreement may not be amended, altered, or modified, except by a written instrument signed by all of the parties hereto, or their respective successors or assigns, and may not be otherwise terminated, except as provided herein.

         (12). Binding Effect: This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns, heirs, executors, administrators, and beneficiaries.

         (13). Notice: Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed


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to a party hereto, it shall be sent by United States certified mail, postage prepaid, return receipt requested, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of the notice, consent, or demand.

         (14). Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts applicable to a contract made and to be performed solely within The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal, all as of the day, month, and year first written above.

                                    MKS INSTRUMENTS, INC.


                                    By:
                                       Ronald C. Weigner, Controller



                                    John R. Bertucci


                                    CLAIRE R. BERTUCCI INSURANCE
                                    TRUST OF JANUARY 10, 1986


                                    By:
                                       John R. Bertucci, as Trustee
                                       and not individually


                                    By:
                                       Thomas H. Belknap, as Trustee
                                       and not individually


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                                    EXHIBIT A


         The following described life insurance policy is subject to the Split-Dollar Agreement to which this Exhibit A is attached:


Insurer:  Pacific Mutual Life Insurance Company


Insured:  John R. Bertucci and Claire R. Bertucci

Owner: John R. Bertucci and Thomas H. Belknap as Trustees of the Claire R. Bertucci Insurance Trust of January 10, 1986

Policy Number:  1A22406290

Face Amount:  $5,000,000

Date of Issue:  September 1, 1991


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